SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                            ------------------


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                   AUGUST 1, 2000 (JULY 27, 2000) Date of
                  Report (Date of earliest event reported)




                               INTERPOOL, INC
              ------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)



            DELAWARE                     1-11862               13-3467669
----------------------------     -----------------------       ----------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
     of Incorporation)                                      Identification No.)





211 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY                      08540
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   (Address of Principal Executive Offices)                     (Zip Code)



                               (609) 452-8900
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             Registrant's telephone number, including area code



                               NOT APPLICABLE
 ----------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)




Item 5.  Other Events.
         -------------

            On July 27, 2000, Interpool, Inc. (the "Registrant") entered into an Asset Purchase Agreement ("Purchase Agreement") with Transamerica Leasing, Inc. (the "Seller"), a subsidiary of Transamerica Finance Corporation and AEGON N.V. (NYSE:AEG), to acquire the North American intermodal division of the Seller. Pursuant to the Purchase Agreement, the Company will purchase substantially all of the domestic containers, chassis and trailers of the North American intermodal division of the Seller and related assets and will assume certain of the liabilities of the business for an aggregate purchase price of approximately $675 million.

            The Registrant expects to fund the acquisition through a combination of cash on-hand and proceeds from a committed secured financing facility to be arranged by Salomon Smith Barney Inc. and Citicorp North America, Inc. (the "Financing"). The transaction is subject to customary closing conditions, including the receipt of the Financing and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to close before the end of 2000.

            A press release describing the transaction was released on July 28, 2000 and is filed herewith as Exhibit 99.1.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)               Exhibits.
                  --------

99.1             Press Release issued by the Registrant, dated
                 July 28, 2000.





                               SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 1, 2000


                                    INTERPOOL INC.


                                    By: /s/ Raoul J. Witteveen
                                       -------------------------------
                                       Name:  Raoul J. Witteveen
                                       Title: President






                               EXHIBIT INDEX



Exhibit No.          Description

99.1                 Press Release issued by the Registrant, dated
                     July 28, 2000.